UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2011

Commission file number: 001-13337

STONERIDGE, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                      Results of Operations and Financial Condition.

On October 27, 2011, Stoneridge, Inc. issued a press release announcing its results for the third quarter ended September 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

Note:  Due to a transmission error, an incorrect version of the Company’s September 30, 2011 condensed consolidated balance sheet was issued with the press release attached hereto as Exhibit 99.1.  Therefore, attached as Exhibit 99.2 hereto is a corrected balance sheet with corrected line items in current portion of long-term debt, accrued expenses and other current liabilities and accumulated other comprehensive (loss) income.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated October 27, 2011, announcing results for the third quarter ended September 30, 2011.

99.2	Corrected condensed consolidated balance sheet as of September 30, 2011 (to replace the condensed consolidated balance sheet included in Exhibit 99.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: October 27, 2011	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

99.1	Press release dated October 27, 2011, announcing results for the third quarter ended September 30, 2011.

99.2	Corrected condensed consolidated balance sheet as of September 30, 2011 (to replace the condensed consolidated balance sheet included in Exhibit 99.1).